Exhibit 32.1

Certification of the Chief Executive Officer pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this quarterly report of Espey Mfg. & Electronics Corp. (the "Company") on Form 10-Q for the period ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Patrick Enright Jr., President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 13, 2018

/s/ Patrick Enright Jr.
Patrick Enright Jr.
President and Chief Executive Officer

 18